                                                                    Exhibit 10.6

                               INVESTMENT ADVISORY
                           SUPPORT SERVICES AGREEMENT

         THIS INVESTMENT ADVISORY SUPPORT AGREEMENT (this "Agreement") is made and entered into by and among MACC Private Equities Inc., a Delaware corporation
("MACC"), MorAmerica Capital Corporation, an Iowa corporation ("MorAmerica"),
Atlas Management Partners, LLC, a Utah limited liability company ("Atlas") and
InvestAmerica Investment Advisors, Inc., a Delaware corporation
("InvestAmerica") effective as of the 1st day of March, 2004 (the "Effective
Date").

                                    RECITALS

         WHEREAS, MACC and MorAmerica (collectively, the "Funds") are closed-end management investment companies which have elected to be regulated as business development companies under the Investment Company Act of 1940, as amended (the
"1940 Act") and MorAmerica is also licensed as a small business investment company ("SBIC") under the Small Business Investment Act of 1958;

         WHEREAS, the Funds are subject to the terms of certain exemptive orders granted by the Securities and Exchange Commission ("SEC") which govern, among other things, co-investments by the Funds and other investment funds managed by any investment advisor to the Funds (the "Exemptive Orders");

         WHEREAS, Atlas and InvestAmerica are both registered investment advisors under the Investment Advisors Act of 1940, as amended (the "Advisors
Act");

         WHEREAS, concurrently with the execution of this Agreement, Atlas is becoming the investment advisor to ("MACC") and its wholly owned subsidiary
MorAmerica Capital Corporation, an Iowa corporation ("MorAmerica") pursuant to an agreement between Atlas and each of MACC and MorAmerica (the "Atlas Advisory
Agreements");

         WHEREAS, prior to the execution of this Agreement, InvestAmerica was the investment advisor to MACC and MorAmerica with respect to Portfolio Company
(as defined in the Atlas Advisory Agreements) investments in existence as of the date of this Agreement (the "Existing Portfolio");

         WHEREAS, effective on the date hereof, the investment advisory agreements previously governing the Existing Portfolio are terminated;

         WHEREAS, Atlas desires to obtain the support and assistance of
InvestAmerica in carrying out Atlas' duties and obligations as the investment advisor to MACC and MorAmerica, and InvestAmerica desires to provide such support and assistance as sub-advisor on the terms and conditions set forth herein; and

         WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth in this Agreement, the parties agree as follows:

         1. Services. InvestAmerica will provide those financial, business and investment advisory services specified on Schedule A (collectively referred to as the "Services") to, or for the benefit of, MACC and MorAmerica, subject to the oversight and supervision of Atlas and the direction and control of the
Boards of Directors of MACC and MorAmerica.

         2. Term. This Agreement shall continue in effect for two (2) years from the date hereof, unless sooner terminated as provided for herein. Thereafter, this Agreement shall continue in effect so long as such continuance is specifically approved at least annually by Atlas and the Funds' Boards of
Directors, including a majority of its members who are not interested persons of
InvestAmerica, or by vote of the holders of a majority, as defined in the 1940
Act, of the Funds' outstanding voting securities. The foregoing notwithstanding, this Agreement may be terminated by Atlas, MACC or MorAmerica at any time, without payment of any penalty, on sixty (60) days' written notice to
InvestAmerica if the decision to terminate has been made by Atlas or by the
Funds' Boards of Directors or by vote of the holders of a majority, as defined in the 1940 Act, of MACC's or MorAmerica's outstanding voting securities. This
Agreement also may be terminated by InvestAmerica at any time, without payment of any penalty, on sixty (60) days' written notice to Atlas and the Funds.

         3. Portfolio Board Service and Asset Management.

                  3.1 It is acknowledged that as a part of the Services to be provided by InvestAmerica hereunder, (i) certain of its employees, representatives and agents ("InvestAmerica Representatives") may serve as members of the board of directors of individual Portfolio Companies
         (as defined in the respective Investment Advisory Services Agreements between Atlas and MACC and MorAmerica) and (ii) InvestAmerica will monitor and manage investments in the Existing Portfolio, including exits, preparation of valuations and other portfolio management matters. InvestAmerica and InvestAmerica Representatives serving on the boards of directors of individual Portfolio Companies shall conduct the
         Services in accordance with applicable law and all investment policies as set forth in writing by Atlas and the Board of Directors with respect to such Services, provided that at all times the InvestAmerica
         Representatives shall act in accordance with their fiduciary duties as members of the Portfolio Company boards. In regard to such actions and decisions the Funds hereby appoint InvestAmerica (and such officers, directors, employees, representatives and agents is it shall designate)
         as its proxy, as a result of which InvestAmerica shall have the authority, in its performance of this Agreement, to make decisions and to take such actions, without specific authority from Atlas or the
         Boards of Directors of the Funds, as to all matters which are not hereby restricted.

                   3.2 All fees, including director's fees that may be paid to
         InvestAmerica by or for the account of a Portfolio Company shall be paid to the Funds. Notwithstanding the foregoing, InvestAmerica will be allowed to be reimbursed by Portfolio Companies for all direct expenses associated with due diligence and management of portfolio investments or investment opportunities, including expenses of attending board and management meetings, and such expenses (travel, meals, lodging, etc.)
         will not be payable to, or by, Atlas or credited against the Management
         Fee.

                  3.3 Except for expense reimbursement provided in Section 3.2 above and 3.4 below, InvestAmerica's sole and exclusive compensation for all of its services to be rendered hereunder will be in the form of a Management Fee and a separate Incentive Fee as provided in Section 4.

                  3.4 InvestAmerica will be responsible for the following
         expenses: its staff salaries and fringes, office space, office equipment and furniture, communications, travel, meals and entertainment, conventions, seminars, office supplies, dues and subscriptions, hiring fees, moving expenses, repair and maintenance, employment taxes, in-house accounting expenses and minor miscellaneous expenses. InvestAmerica will pay for its own account all expenses incurred in rendering the services to be rendered hereunder. Without limiting the generality of the foregoing, InvestAmerica will pay the salaries and other employee benefits of the persons in its organization whom it may engage to render such services, including without limitation, persons in its organization who may from time to time agree to act as officers of the Funds. Atlas or the Funds, however, will be responsible for all reasonable expenses for travel at the direction of
         Atlas or the Funds, including for Board or other management meetings, which expenses shall be reimbursed promptly upon being invoiced therefor by InvestAmerica. Without limiting the foregoing,
         InvestAmerica will not be responsible for any expenses: (i) required to be paid by the Funds pursuant to the Atlas Advisory Agreements
         (including, without limitation, Section 2.3 of each Atlas Advisory
         Agreement), (ii) any expenses related to moving management of the Funds to Atlas, including expenses of moving records to Salt Lake, (iii)
         expenses of duplicating files necessary for performance of the
         Services; or (iv) any other expenses incurred in connection with the services that are not expressly payable by InvestAmerica under this
         Agreement.

                   3.5 The obligations of InvestAmerica to Atlas and the Funds are not exclusive.

                           (a) InvestAmerica and its affiliates may, in their
                  discretion, manage other venture capital funds and render the same or similar services to any other person or persons who may be making the same or similar investments. Neither
                  InvestAmerica nor any of its affiliates shall in any manner be liable to Atlas, the Funds or their affiliates by reason of the activities of InvestAmerica or its affiliates on behalf of other persons and funds as described in this paragraph and any conflict of interest arising therefrom is hereby expressly waived.

                           (b) The scope of the Services does not include
                  presentation of investment opportunities to the Funds or
                  making new investments for the Funds, but rather is limited to management of the Existing Portfolio. Accordingly,
                  InvestAmerica is not required to present to the Funds
                  investments being considered by other funds managed by
                  InvestAmerica or its affiliates.

                           (c) With respect to follow-on investments made by
                  InvestAmerica pursuant to this Agreement, any such investment management services and all co-investments shall at all times be provided in strict accordance with rules and regulations under the 1940 Act, the Exemptive Orders and the rules and regulations applicable to SBICs.

         4. Management and Incentive Fees.

                  4.1 During the term of this Agreement, and to the extent the
         Agreement is extended pursuant to the terms of this Agreement and the terms of the 1940 Act, Atlas will pay InvestAmerica a Management Fee in the following amounts:

                  Period                                       Management Fee
                  Effective Date through February 28, 2005      $ 325,000
                  March 1, 2005 through February 28, 2006         250,000
                  March 1, 2006 through February 28, 2007         125,000
                  March 1, 2007 through February 28, 2008          60,000
                  March 1, 2008 through February 28, 2009          60,000

         The Management Fee shall be paid to InvestAmerica in equal monthly installments within fifteen (15) days after the end of each calendar month for Services provided during the previous month, provided that
         Atlas has received payment of its management fee from MACC and
         MorAmerica pursuant to the terms of its agreements with MACC and
         MorAmerica. Payments of Management Fees that are delayed because of failure of MACC or MorAmerica to pay a management fee to Atlas for the corresponding period shall be made promptly upon Atlas receiving such management fee from MACC or MorAmerica. The Management Fee shall stop accruing on the date that this Agreement expires or is terminated. Upon expiration or termination of this Agreement, all earned but unpaid
         Management Fees shall be immediately due and payable.

                  4.2 During the term of this Agreement Atlas shall pay to
         InvestAmerica an Incentive Fee determined as follows:

                           (a) The Incentive Fee to be paid to InvestAmerica
                  from the Effective Date through February 28, 2008 shall
                  consist of seventy percent (70%) of the incentive fee actually paid by MACC and MorAmerica to Atlas pursuant to the
                  respective Investment Advisory Agreements between Atlas and
                  MACC and MorAmerica attributable to Existing Portfolio
                  Companies as of the Effective Date. The remaining thirty (30%)
                  percent of the incentive fee actually paid by MACC and

                  MorAmerica attributable to Existing Portfolio Companies as of the Effective Date shall belong to Atlas.

                           (b) The Incentive Fee to be paid to InvestAmerica
                  from the March 1, 2008 through February 28, 2009 shall consist of fifty percent (50%) of the incentive fee actually paid by
                  MACC and MorAmerica to Atlas pursuant to the respective
                  Investment Advisory Agreements between Atlas and MACC and
                  MorAmerica attributable to Existing Portfolio Companies as of the Effective Date. The remaining fifty (50%) percent of the incentive fee actually paid by MACC and MorAmerica
                  attributable to Existing Portfolio Companies as of the
                  Effective Date shall belong to Atlas. All incentive fees paid by MACC and MorAmerica to Atlas attributable to companies that were not Portfolio Companies as of the Effective Date shall belong solely to Atlas.

                           (c) All incentive fees paid by MACC and MorAmerica to
                  Atlas attributable to companies that were not Existing
                  Portfolio companies as of the Effective Date shall belong
                  solely to Atlas.

                           (d) The Incentive Fee shall stop accruing effective
                  as of the date of the expiration or termination of this
                  Agreement. Upon expiration or termination of this Agreement, all earned but unpaid incentive fees shall be immediately due and payable; provided, however, that incentive fees earned with respect to non-cash Realized Capital Gains shall not be due and owing to InvestAmerica until the cash is received by the Funds.

                           (e) To the extent payable, Atlas shall arrange for
                  the Incentive Fee to be paid to InvestAmerica directly by the
                  Funds, on the same date as Atlas is paid its share of the
                  Incentive Fee by the Funds, and in no event less than
                  annually.

         5. Personnel. All employee wages, benefits and other related costs for employees and personnel of InvestAmerica shall be the sole responsibility of
InvestAmerica, and InvestAmerica shall have sole control of the payment of wages and benefits to such employees. The individuals providing the Services shall at all times be considered to be in the employ of InvestAmerica and under the direction and control of InvestAmerica, and they shall not be considered to be in the employ of Atlas. No InvestAmerica personnel shall be required to relocate to Salt Lake City. Without the prior written consent of InvestAmerica (which consent InvestAmerica may grant or withhold in its sole and absolute discretion), Atlas agrees that it shall not, for a period of three (3) years from the date of termination of this Agreement, either alone or in conjunction with any other person, or directly or indirectly through its present or future affiliates, employ, engage or seek to employ or engage any person who is an employee of InvestAmerica.

         6. Accounts and Records. InvestAmerica will maintain books of account and other records and files with respect to the Services provided hereunder.
InvestAmerica shall make

such records available for inspection by Atlas upon reasonable notice at mutually convenient times at the place where such records are kept in the ordinary course of business.

         7. Confidentiality. InvestAmerica agrees that it will come into possession of information regarding the Portfolio Companies and information regarding other companies, the securities of which are owned by other funds managed by one of the parties ("Confidential Portfolio Information"), and information concerning the business of the other parties to this Agreement
("Confidential Business Information") (collectively the Confidential Portfolio
Information and Confidential Business Information are referred to herein as
"Confidential Information"). Confidential Information shall not include information independently developed by a party without reliance on the
Confidential Information of the other party, information obtained from a third party, which third party is under no restriction with respect to the use and disclosure of such information, or information approved for unrestricted release by a party without violating a provision of this agreement.

         InvestAmerica agrees that the Confidential Information is highly confidential, private and of a sensitive nature. Atlas and InvestAmerica agree that each will handle the Confidential Information of the other with the same degree of care that it uses to handle its own Confidential Information, and will, at all times, handle the Confidential Information of the other in a manner reasonably calculated to maintain its confidentiality. Each party understands that the other may disclose Confidential Information as reasonably necessary:
(i) in the normal course of managing existing portfolios, (ii) in performing the
Services, (iii) in the performance of tasks by InvestAmerica as requested by
Atlas, (iv) in communicating with shareholders, investors, and regulatory agencies, including the SBA and SEC. Atlas and InvestAmerica also agree that the parties may disclose Confidential Portfolio Information to banks, financing sources, investment banks, brokers, auditors, law firms and other service providers (i) as reasonably necessary in connection with the management of an investment in a Portfolio Company, (ii) at the request of the Portfolio Company who directs disclosure to third parties, (iii) as reasonably necessary in connection with service as a director of a Portfolio Company. InvestAmerica may also use and disclose information regarding IRR, cash flow and other performance data for the Existing Portfolio and all other historical performance data relating to the Existing Portfolio and prior investments during the time
InvestAmerica managed the Funds. In addition, a party may use and disclose the
Confidential Information of the other party where required by law, provided that it shall first notify the other party in writing of such requirement and cooperate with respect to any reasonable steps available for the further protection of such Confidential Information.

         InvestAmerica agrees that it will use the Confidential Information solely in the management of the Funds or the management of other funds that have co-investments with the Funds.

         InvestAmerica agrees that, in the event of any breach of any provision hereof, the aggrieved party will not have an adequate remedy in money or damages and that, in such event, the aggrieved party shall be entitled to obtain injunctive relief against such breach in any court of competent jurisdiction, without the necessity of posting a bond even if otherwise normally required. Such injunctive relief will in no way limit the aggrieved party's right to obtain other remedies available under applicable law.

         8. Compliance with Laws; Cooperation.

                  8.1 InvestAmerica shall use diligent effort to cause all
         Services to be performed in strict compliance with all laws, regulations and requirements of any federal, state, municipal or other governmental entity having jurisdiction respecting either of the parties and/or the Services being rendered, including the 1940 Act, the
         Advisors Act and all Exemptive Orders.

                  8.2 Atlas shall cooperate fully with InvestAmerica's efforts to perform the Services effectively and in compliance with applicable law, including providing InvestAmerica with files and records necessary for the performance of the Services.

         9. Indemnification; Fidelity Bond, Directors and Officers Insurance.

                  9.1 Atlas shall not be liable or responsible for any action or omission on the part of InvestAmerica or its employees, representatives or agents arising out of their respective service on the board of directors of individual Portfolio Companies or provision of other
         Services pursuant to this Agreement, except to the extent that such action or omission was specifically directed by Atlas, in writing.
         InvestAmerica shall indemnify and hold Atlas harmless from any claims or liabilities arising out of the service of InvestAmerica and its employees, representatives and agents on the boards of directors of individual Portfolio Companies or the provision of other Services pursuant to this Agreement, except to the extent that InvestAmerica or its employees, representatives or agents were carrying out the express written or oral instructions of Atlas in connection with the action or omission complained of.

                  9.2 InvestAmerica shall not be liable or responsible for any action or omission on the part of Atlas or its employees,
         representatives or agents arising out of this Agreement or the Atlas
         Advisory Agreements. Atlas shall indemnify and hold InvestAmerica harmless from any claims or liabilities arising out of Atlas' actions or omissions with respect to this Agreement or the Atlas Advisory
         Agreements.

                  9.3 During the term of this Agreement, InvestAmerica and its officers, directors and employees, with respect to performance of the
         Services under this Agreement and as officers or employees of the
         Funds, if applicable, shall be covered at all times by a (i) directors and officers insurance policy and (ii) a joint fidelity bond, in each case at least as extensive in amount, scope and coverage as required by law and as presently in force (as long as reasonable commercially available), and at no cost to InvestAmerica.

                  9.4 Neither InvestAmerica, nor any of its officers, directors, shareholders, employees, agents or Affiliates, whether past, present or future (collectively, the

         "Indemnified Parties"), shall be liable to Atlas or the Funds, or any of their affiliates for any error in judgment or mistake of law made by the Indemnified Parties in connection with any investment made by or for the Funds, provided such error or mistake was made in good faith and was not made in bad faith or as a result of gross negligence or willful misconduct of the Indemnified Parties. The Funds confirm that in performing services hereunder Atlas will be an agent of the Funds for the purpose of the indemnification provisions of the Bylaws of the
         Funds subject, however, to the same limitations as though the
         Indemnified Parties were a director or officer of the Company.
         InvestAmerica shall not be liable to Atlas, the Funds, their shareholders or their creditors, except for violations of law or for conduct which would preclude the Indemnified Parties from being indemnified under such Bylaw provisions. The indemnification provisions of this Section 9 are applicable to the entire period for which
         InvestAmerica has provided advisory services to the Funds, beginning in
         1985. The provisions of this Section 9(d) shall survive termination of this Agreement.

         10. Notices. All notices or other communications given pursuant to this
Agreement shall be in writing and shall be given by personal delivery, by United
States mail or an established, commercial express delivery service (such as
Federal Express), postage or delivery charge prepaid, return receipt requested, addressed to the person and address designated below:

                  InvestAmerica:       Invest America Investment Advisors, Inc.
                                       101 Second Street S.E., Suite 800
                                       Cedar Rapids IA 52401
                                       Fax (319) 363-9683
                                       Attn:  David R. Schroder, President

                  Atlas:               Atlas Management Partners, LLC
                                       One South Main Street, Suite 1660
                                       Salt Lake City, Utah 84133
                                       Fax:  (801) 524-8941
                                       Attn:  Kent I. Madsen, Manager

         A notice or other communication shall be deemed received on the earliest of the following: (i) the date of its delivery to the address specified above, (ii) the date of its actual receipt by the person or entity specified above, or (iii) in the case of refusal to accept or inability to deliver the notice or other communication, the earliest of (a) the date of the attempted delivery or refusal to accept delivery, (b) the date of the postmark on the return receipt, or (c) the date of receipt of notice of refusal or notice of non-delivery by the sending party.

         Either party may designate any other address in substitution of the foregoing address(es) at any time by giving the other party ten (10) days written notice, as provided herein, of the new address.

         11. Severability. If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable, the

remainder of this Agreement or such other documents, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Agreement or such other documents shall be valid and shall be enforced.

         12. No Joint Venture, Partnership or Alter Ego; Independent Contractor.
Nothing contained in this Agreement, any document executed in connection herewith or any other agreement with any other party shall be construed as making InvestAmerica and Atlas partners, joint venturers or alter egos of each other or of any other entity. InvestAmerica shall at all times remain an independent contractor of Atlas with respect to the Services.

         13. Additional Documents. The parties hereby agree to execute and deliver such other documents and instruments as may be necessary or desirable to give effect to the terms and intent of this Agreement.

         14. Waiver. The failure of any party to insist upon strict performance of any of the provisions contained herein shall not be deemed a waiver of any rights or remedies that such party may have, and shall not be deemed a waiver of any subsequent breach or default.

         15. Captions and Headings. The captions and headings in this Agreement are for ease of reference only and shall not be deemed to define or limit the scope or intent of any of the terms, covenants, conditions or agreements contained herein.

         16. Entire Agreement. This Agreement contains the entire agreement between and among the parties hereto and supersedes all prior negotiations and agreements, oral or written, with respect to the subject matter hereof or with respect to any of the Services.

         17. Arm's-Length Agreement; Construction. The parties mutually acknowledge that the provisions of this Agreement are the product of arm's-length negotiations with parties having essentially equal bargaining strength, legal representation and opportunity to determine the language used herein. Therefore, the provisions of this Agreement shall not be construed for or against any party.

         18. No Third-Party Beneficiary Rights. This Agreement is not intended to create, nor shall it be in any way construed to create any third-party beneficiary rights in any person not a party hereto.

         19. Successors and Assigns. This Agreement shall inure to the benefit of and bind the respective parties' successors and assigns.

         20. Applicable Law. This Agreement is made and delivered in, and shall be construed and interpreted in accordance with the laws (without reference to the choice-of-law provisions) of, the State of Delaware.

         21. Amendment. This Agreement may be amended only in writing executed by all parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            ATLAS:
                                            ATLAS MANAGEMENT PARTNERS, LLC
                                            A Utah limited liability company

                                            By: /s/ Kent I. Madsen
                                               -------------------------------------
                                               Kent I. Madsen
                                               Manager

                                            INVESTAMERICA:
                                            INVESTAMERICA INVESTMENT ADVISORS, INC.
                                            A Delaware corporation

                                            By: /s/ David R. Schroder
                                                -------------------------------------
                                                 David R. Schroder
                                                 President

                                            By: /s/ Robert A. Comey
                                                ------------------------------------
                                                Robert A. Comey
                                                Executive Vice President

                                            MORAMERICA:
                                            MORAMERICA CAPITAL CORPORATION

                                             By: /s/ David R. Schroder
                                                ------------------------------------
                                                 David R. Schroder
                                                 President

                                             By: /s/ Robert A. Comey
                                                 -----------------------------------
                                                 Robert A. Comey
                                                 Executive Vice President

                                       10

                                            MACC:
                                            MACC PRIVATE EQUITIES, INC.
                                            A Delaware corporation

                                            By:  /s/ David R. Schroder
                                               --------------------------------------
                                               David R. Schroder
                                               President

                                            By: /s/ Robert A. Comey
                                                ------------------------------------
                                                Robert A. Comey
                                                Executive Vice President

                                       11

                                   Schedule A
                                    SERVICES
                         To Be Provided by InvestAmerica

I.PORTFOLIO MANAGEMENT OF PORTFOLIO EXISTING AT 3/01/04

         1.       Gather, review, file, summarize monthly financials relating to portfolio investments existing at 3/01/04 (the "Existing
                  Portfolio").
         2.       Report sales, pre tax, EBITDA actual vs. budget monthly.
         3.       Attend Existing Portfolio company board meetings.
         4.       Review and file projections.
         5.       Review and file annual audits.
         6.       Review covenant compliance.
         7.       Explore ways to add value i.e. explore growth and acquisition opportunities and plans, assess management and new management candidates.
         8.       Work to execute exit projections.
         9.       Communicate and work with co-investors to assess and add
                  value.
         10.      Analyze and recommend investment opportunities for the
                  Existing Portfolio company.
         11.      Support senior capital and venture capital acquisition as
                  required.
         12.      File all company monitoring information.
         13.      File all investment documentation.
         14.      Timely submission of all SBA documentation associated with the
                  Existing Portfolio.
         15.      In Existing Portfolio board roles, act in accord with proper corporate governance guidelines, all in the interest of the
                  Existing Portfolio company and its shareholders.
         16.      Make available and, if requested by Existing Portfolio
                  companies, render managerial assistance to, and exercise
                  management rights in, Existing Portfolio companies and
                  entities as appropriate to maximize return for the Funds and to comply with applicable regulations.

II. SBA EXAMINATIONS - FOR EXISTING PORTFOLIO

         1.       Prepare regulatory and financial schedules required by SBA for two years.
         2.       Support the examination in Cedar Rapids for year one and send info to Salt Lake City in subsequent years.
         3.       Examination preparation involves only the Existing Portfolio and financial records.
         4.       Atlas responsible for examination preparation and management of all new portfolio companies.
         5.       Atlas responsible as investment advisor of Funds;
                  InvestAmerica provides assistance on any inquiries related to
                  Existing Portfolio.

III. SEC EXAMINATIONS; SECURITIES CUSTODY

         1.       Atlas responsible as investment advisor of the Funds;
                  InvestAmerica provides assistance on any inquiries related to
                  Existing Portfolio.
         2.       Atlas responsible for custody of all assets (cash, securities, et al) which are subject to SEC custody rules under the 1940
                  Act and the Advisors Act

IV.  ACCOUNTING FOR MACC AND PEI

         1.       Prepare monthly and annual financial statements, Forms 468 and quarterly reports for MACC for two years.
         2.       Atlas will be responsible for controls, check writing, wire instructions and approval of expenses.
         3.       Will prepare PEI statements (i.e. monthly, quarterly and
                  annual statements) for one year.
         4.       Prepare quarterly and annual valuations reports provide
                  valuation analysis and support to MACC and PEI board of
                  directors and SBIC requirements.

V. SHAREHOLDER RELATIONS / ANNUAL REPORT

         1.       Atlas responsible for all shareholder relations.
         2.       Atlas will prepare the annual report, with financial input from InvestAmerica for as long as InvestAmerica does the
                  accounting for MACC and PEI.

                    EXISTING PORTFOLIO FOLLOW-ON INVESTMENTS

         1.       InvestAmerica responsible for analysis, presentation,
                  proposal, gathering, filing investment documentation.
         2.       Atlas responsible for investment decision.
         3.       MACC Board responsible for the co-investment split decision.

                                 BOARD MEETINGS

         1.       Atlas responsible.
         2.       InvestAmerica Investment Advisors, Inc. will provide
                  quarterly;

                  o        Financials (P&L, Balance Sheet, Cash Flow Actual vs.
                           Budget)
                  o        Management Letter on "Existing Portfolio"
                  o        Portfolio Performance Report
                  o        Valuations
                  o        Audit preparation and work papers

InvestAmerica Investment Advisors, Inc. is not responsible for out of pocket expenses (travel, meals, etc.) for performance of the CFO function or specific requests to travel to Salt Lake City under the management/investment advisor contract.

                                       2

                              FINANCIAL PROJECTIONS

     1.       InvestAmerica responsible for inputs with regard to the Existing
              Portfolio and expenses under its control
     2.       Atlas responsible for PEI and MACC financial projections.